EXHIBIT 5.1
Mayer Brown LLP
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April 28, 2010
Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
One Nissan Way
Franklin, Tennessee 37067

Re:	Nissan Auto Receivables Corporation II Nissan Motor Acceptance Corporation Nissan Auto Receivables Trusts Registration Statement on Form S-3 Registration No. 333-165171
Ladies and Gentlemen:
     We have acted as special counsel to Nissan Auto Receivables Corporation II (the "Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuing Entity”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement”) between the Company and the Owner Trustee (as defined in the related Trust Agreement). For each series, the Notes will be issued pursuant to an indenture (each, an "Indenture”) between the related Issuing Entity and the Indenture Trustee (as defined in the related Indenture). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.
     We generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and the form of Indenture (including the form of Notes included as an exhibit thereto) filed as an exhibit to the Registration Statement. In addition, we have assumed that the Indenture with respect to each series is executed and delivered in substantially the form we have examined, the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof and the Notes will be sold as described in the Registration Statement.
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Nissan Auto Receivables Corporation II
Nissan Motor Acceptance Corporation
Nissan Auto Receivables Trusts
April 28, 2010

     Based upon the foregoing, we are of the opinion that:
     The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture by the related Issuing Entity and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the related Issuing Entity, when the Notes for each series have been validly executed, authenticated and issued in accordance with the related Indenture and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the related Issuing Entity, enforceable against such Issuing Entity in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.
Respectfully submitted,
Mayer Brown LLP